Ex. j(2)

Paine Webber
1285 Avenue of the Americas
New York, New York 10019

PFPC Trust Company
Bellevue Park Corporate Center
Wilmington, Delaware 19809

Re:	Rule 17f-5 ("Rule 17f-5") and Rule l7f-7 ("Rule l7f-7") Under the Investment Company Act of 1940 (the "1940 Act")

Dear Sirs:

Reference is made to the Subcustodial Services Agreement dated as of January 10, 1996 (the "Foreign Custody Agreement"), as amended, by and between Citibank, N.A. ("Custodian"), Citicorp and PFPC Trust Company ("PFPC") with respect to the custody of assets by Custodian for the account of PFPC on behalf of certain customers of PFPC, including those Paine Webber sponsored funds as are set forth on Exhibit A hereto (each a "Fund" and collectively the "Funds"). Reference is also made to the respective Custodian Services Agreements (each a "Fund Custody Agreement") by and between PFPC and the respective Funds.

1.  Rule 17f-5

           1.1  With respect to the "Foreign Assets" (as defined in Rule 17f-5(a)(2)) in such jurisdictions as Custodian provides custody services under the Foreign Custody Agreement for a Fund, each Fund hereby delegates to Custodian and Custodian hereby accepts the delegation to it, of the obligation to serve as the Fund's "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3)). As Foreign Custody Manager, Custodian shall:

a.	select "Eligible Foreign Custodians" (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and place and maintain each Fund's Foreign Assets with such Eligible Foreign Custodians;

b.	in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

c.	enter into a written contract with each Eligible Foreign Custodian selected by Custodian hereunder;

d.	determine that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after having considered all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

e.	provide written reports (i) notifying the Board or similar governing body (each, a "Board") of each Fund of the placement of such Fund's Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as such Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying each Board of any material change in the arrangements with an Eligible Foreign Custodian; and

f.	have established a system to monitor (i) the appropriateness of maintaining a Fund's Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event Custodian shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford a Fund's Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, Custodian shall promptly so advise such Fund.

Without limiting any duties set forth in the Foreign Custody Agreement, Custodian shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

           1.2  In acting as a Foreign Custody Manager, Custodian shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise in each jurisdiction where Custodian acts as subcustodian for assets of a Fund. Custodian shall reimburse and pay each Fund for any loss or damage suffered by the Fund as a result of the performance of Custodian's duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market replacement value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Any payment to a Fund under this Section 1.2 shall limit the Fund's right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to a Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control. In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 1 hereof.

           1.3  In acting as a Foreign Custody Manager, Custodian shall not supervise, recommend or advise PFPC or any Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2.  Rule 17f-7

          2.1      (a)  Each Fund and PFPC appoint Custodian to provide the Fund (or its duly authorized investment manager or investment adviser) with an analysis (in form and substance determined by Custodian in the exercise of reasonable care, prudence and diligence) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by Custodian from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). Custodian shall, in the exercise of reasonable care, prudence and diligence, monitor such custody risks on a continuing basis, and shall promptly notify each applicable Fund (or its duly-authorized investment manager or investment adviser) of any material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(13).

                    (b)  Only an entity that Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository" (as defined in Rule 17f-7(b)(1)) will be included by Custodian on Exhibit B hereto (as the same may be changed by Custodian from time to time). In such manner as Custodian deems reasonable, Custodian shall give each Fund prompt notice of any material change known to Custodian that would adversely effect Custodian's determination that an entity is an Eligible Securities Depository.

           2.2  While Custodian will take reasonable precautions to ensure that information provided by it is accurate, Custodian shall have no liability with respect to information provided to it by third parties unless Custodian knows or reasonably should have known such information was incorrect, incomplete or misleading. Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

           2.3  The Funds acknowledge that they may maintain assets only at the Eligible Securities Depositories listed on Exhibit B hereto (as the same may be changed by Custodian from time to time). If a Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this document is entered into) or a Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Fund provides written notice to Custodian and PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund's acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

           2.4  Custodian shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. Custodian shall reimburse and pay each Fund for any loss or damaged suffered by the Fund as a result of the performance of Custodian's duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market replacement value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Any payment to a Fund under this Section 2.4 shall limit the Fund's right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to a Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control. Each Fund and PFPC agrees that PFPC's obligation to exercise reasonable care, prudence and diligence in providing for the services set forth in Section 2.1 above is satisfied by the appointment of Custodian hereunder to provide those services. In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 2 hereof.

3.  General

                3.1 A.  As between Custodian and PFPC, Section 7(a) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Funds as follows:

"(a)
The Bank may maintain investments (including foreign currencies) for which the primary market is outside the United States (and such cash and cash equivalents as are reasonably necessary to effect transactions in such investments) (collectively, "Foreign Securities") and which are maintained hereunder in subcustody accounts which have been established by the Bank with (x) branches of "U.S. banks" as defined in Rule 17f-5 under the Investment Company Act (as effective June 12, 2000) ("Rule 17f-5") ("Branches"), or (y) foreign custodians that meet the definition of "eligible foreign custodian" under Rule 17f-5(a)(1) and which the Bank has determined are eligible to maintain assets pursuant to the requirements of Rule 17f-5 (such Branches and such foreign custodians, collectively, "Eligible Foreign Custodians"). The Bank or an Eligible Foreign Custodian is authorized to hold Foreign Securities of a particular investment portfolio of a Fund in an account with any foreign securities depository or foreign clearing agency (provided the same are "eligible securities depositories" as defined in Rule 17f-7(b)(1) under the Investment Company Act) which is listed on Exhibit B hereto (as the same may be amended from time to time), provided that the particular foreign securities depository or foreign clearing agency is acceptable for that particular investment portfolio (each such foreign securities depository or foreign clearing agency, an "Eligible Foreign Securities Depository"). Any Property held by an Eligible Foreign Custodian or Eligible Foreign Securities Depository shall be subject to applicable laws, regulations, decrees, orders, government acts, restrictions, customs, procedures and market practices (the "Laws") (i) to which such Eligible Foreign Custodian or Eligible Foreign Securities Depository is subject, (ii) as exist in the country in which such Property is held and (iii) of the country of the currency in which the Property is denominated. The Customer acknowledges that, as is normally the case with respect to deposits outside the United States, deposits with Citibank London and any other entity authorized to hold Property pursuant to this Agreement are not insured by the Federal Deposit Insurance Corporation."

                B.  As between Custodian and PFPC, the final sentence of Section 7(b) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Funds as follows:

"Notwithstanding any of the foregoing provisions of this subsection (b) of this Section 7, the Bank's undertaking to provide to the Customer, or at the direction of the Customer to the Fund, the information referred to in this subsection (b) of this Section 7 shall neither increase the Bank's duty of care nor reduce any other entity's responsibility to determine for itself the prudence of entrusting its assets to any particular foreign securities depository."

                C.  As between Custodian and PFPC, Section 9 of the Foreign Custody Agreement is amended to insert the word "Eligible" before the words "Foreign Securities Depositories."

                D.  As between Custodian and PFPC, the fifth paragraph of Section 4 of the Foreign Custody Agreement is hereby deleted.

           3.2  The duties of Custodian set forth herein are in addition to the duties of Custodian under the Foreign Custody Agreement.

           3.3  Notwithstanding the provisions of any arrangements between a particular Fund and PFPC or otherwise, each Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any Eligible Securities Depository which is acceptable to it pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements). PFPC will not be deemed to have chosen any such Eligible Foreign Custodians or any such foreign securities depositories or foreign clearing agencies.

           3.4  Each Fund shall be entitled to enforce its rights directly against Custodian with respect to any action or omission of Custodian taken or omitted hereunder, notwithstanding any other agreement to the contrary. If a Fund is able to effectively enforce its rights against Custodian hereunder, PFPC will not also seek to enforce such rights against Custodian under the Foreign Custody Agreement.

           3.5  This document shall apply only to the Funds on Exhibit A hereto (as the same may be amended from time to time on written agreement of Custodian, PFPC and the applicable Fund), and shall not apply to any other customer of PFPC.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours, CITIBANK, N.A. By: Title: Name:

Agreed and Accepted: PFPC TRUST COMPANY By: Title: Name:

FUNDS SET FORTH ON EXHIBIT A By: /s/ Daniel Archetti Title: Authorized Person Name: Daniel Archetti	By: /s/ Mitchell Tanzman Title: Authorized Person Name: Mitchell Tanzman

Dated: July 2, 2001

Exhibit A

Funds

PW Aspen Fund, L.L.C.

PW Eucalyptus Fund, L.L.C.

PW Juniper Crossover Fund, L.L.C.

UBS PW Tamarack International Fund, L.L.C.

PW Willow Fund, L.L.C.

Exhibit B

Foreign Securities Depositories and Foreign Clearing Agencies

  Argentina      Caja De Valores S.A.                                                   CDV
                 Central de Registration y Liquidation                                  CRYL
                 de Instrumentos de Endeudamiento Publico
  Australia      Austraclear, Ltd.                                                      Austraclear
                 Clearing House Electronic Sub-Register System                          CHESS
                 Reserve Bank Information and Transfer System                           RIT
  Austria        Wertpapiersammelbank - Division of Oesterreichische
                 Kontrolbank AG

  Belgium        Caisse Interprofessionnelle de Depots et de Virments Titres            CIK
                 Euroclear                                                              Euroclear
                 Banque Nationale de Belgique (National Bank of Belgium)                NBB
  Brazil         Companhia Brasileira de Liquidacao e Custodia                          CBLC
                 Central of Custody and Financial Settlement of Securities              CETIP
                 Central Bank / Sistema Especial de Liquidacao e Custodia               SELIC
  Bulgaria       Central Securities Depository                                          CDAD
                 Bulgarian National Bank                                                BNB
  Canada         Canadian Depository Clearing for Securities Limited                    CDS
  Chile          Deposito Central de Valores, S.A.                                      DCV
  China          Shanghai Securities Clearing/Registration Corp.                        SSCCRC
                 Shenzhen Securities Central Clearing Company, Ltd.                     SSCC
  Columbia       Deposito Central de Valores                                            DCV
                 Deposito Centralizado de Valores                                       DECEVAL
  Costa Rica     Central de Valores de la Bolsa Nacional de Valores                     CEVAL
  Croatia        Ministry of France                                                     MoF
  Croatia        Central Depository Agency Inc. . (Stredisnja Depozitama Agencija)      SDA
  Czech. Rep.    Streisko Cermych Papiru. (Central Securities Registry)                 SCP
                 Registracni Centrurn Papiru, (Czech National Bank)                     TKD
  Denmark        The Danish Securities Centre                                           VP
  Egypt          Misr for Clearing Settlement and Depository                            MCSD
  Estonia        The Estonian Central Depository for Securities Ltd.                    ECDS
  Finland        Finnish Central Securities Depository Ltd.                             APK
  France         Euroclear - France                                                     Euroclear
  Germany        Clearstream Banking Frankfurt AG                                       CBF
  Greece         Apothetirio Titlon A. E. - The Central Security Depository             CSD
                 National Bank of Greece (BoG)/Securities Clearing House                BoG
  Hong Kong      Hong Kong Monetary Authority/ Central Money Markets Unit               CMU
                 Hong Kong Securities Clearing House                                    CCASS
  Hungary        Central Depository and Clearing House Ltd.                             KELER
  India          Central Depository Services Limited                                    CDSL
                 National Securities Depository Limited                                 NSDL
                 Reserve Bank of India (Public Debt Office)                             RBI

  Indonesia      PT Kustodian Sentral Efek Indonesia                                    KSEI
  Ireland        Euroclear                                                              Euroclear
                 CREST                                                                  CREST
  Israel         Tel Aviv Stock Exchange Clearing House                                 TASE/CH
  Italy          Monte Titoli                                                           MT
  Japan          Bank of Japan                                                          BOJ
                 Japan Securities Depository Center                                     JASDEC
  Korea          Korea Securities Depository                                            KSD
  Latvia         Latvia Central Depository                                              LCD
                 Bank of Latvia                                                         BOL
  Lithuania      Central Securities Depository                                          CSD
  Luxembourg     Clearstream Banking S.A.                                               CSSA
  Malaysia       Malaysian Central Depository Sdn. Bhd.                                 MCD
  Mauritius      Central Depository and Settlement Co. Ltd.                             CDSC
  Mexico         Instituto para el Deposito de Valores (S.D. Indeval, SA de CV)         INDEVAL
  Morocco        Maroclear                                                              MCLR
  Netherlands    Nederlands Centraal instituut Coor Giraal Effectenverkeer B.V.         NECIGEF
                 Netherlands Interprofessionee Effectcentrium NEIC                      NEIC
  New Zealand    Reserve Bank of New Zealand/Austraclear New Zealand System             NZCDS
  Norway         Verdipapirsentralen (Norwegian Central Securities Depository)          VPS
  Pakistan       Central Depository Company of Pakistan, Limited                        CDC
                 State Bank of Pakistan                                                 SBP
  Panama         Central Latinoamericana Valores S.A.                                   LatinClear
  Peru           Interbolsa                                                             CAVALI
  Philippines    Philippines Central Depository, Inc.                                   PCD
                 Registration of Scripless Securities (Bureau of the Treasury)          BTr
  Poland         National Depository for Securities                                     NDS
                 National Bank of Poland (Central Register for Treasury Bills)          NBP
  Portugal       Central de Valores Mobiliaros                                          CVM
  Romania        Societe Nationale de Compendare Depository/Settlement Bank             SNCDD
                 Bucharest Stock Exchange                                               BSE
  Russia         National Depository Center                                             NDC
                 Bank for Foreign Trade of the Russian Federation (Rosvneshtorgbank)    VTB
  Singapore      Central Depository Pte. Ltd.                                           CDP
  Slovak Rep.    Strelsko Cennych Papirrov SR, A.S. (Securities Register Center)        SCP
                 Registracni Centrum Papiru (Registration Center of the National Bank   NBS
                 of Slovakia)
  Slovenia       Centmina Klirinsko Depontna Druzba d.d                                 KDD
  South Africa   Share Transaction Totally Electronic                                   STRATE
                 The Central Depository Limited (Pty)                                   CDL
  Spain          Servicio de Compensacion y Liquidacion de Valores                      SCLV
                 Banco De Espana (Bank of Spain)                                        BOS
  Sri Lanka      Central Depository System                                              CDS
  Sweden         Vardepapperscentralen VPC AB (Central Securities Depository and        VPC
                 Clearing Organization)
  Switzerland    SIS SegaIntersettle, A.G.                                              SIS
  Taiwan         Taiwan Securities Central Depository Co, Ltd.                          TSCD
  Thailand       Thailand Securities Depository Company, LTD.                           TSD
  Turkey         Istanbul Stock Exchange Settlement/Custody Bank                        Takasbank
                 Central Bank of Turkey                                                 CBT
  U.K.           CRESTCo Limited                                                        CREST
                 Central Money Market                                                   CMO
  Venezuela      Central Bank - Banco Central do Venezuela                              BCV
                 Caja Venezoland de Valores                                             CVV